Exhibit 10.13

INPUT/OUTPUT, INC.
AMENDED AND RESTATED
1991 OUTSIDE DIRECTORS STOCK OPTION PLAN
(Effective September 26, 1994)

1.     Purpose.

     The Amended and Restated 1991 Outside Directors Stock Option Plan (the “Plan”) is intended to provide consideration to non-employee directors (“Outside Directors”) of Input/Output, Inc. (the “Company”) for past services and an inducement for the Outside Directors to serve on the Board of Directors of the Company (the “Board”) by offering the Outside Directors a proprietary interest in the Company’s future success. It is intended that these purposes will be effected through the granting of options, which will be in the form of stock options which are not intended to qualify under Section 422 of the Internal Revenue Code.

2.     Administration.

     The Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board may delegate at any time and from time to time any or all of its authority under the Plan to a committee of two (2) or more directors appointed by the Board (the “Committee”).

     The Board (any reference to the Board shall also mean the Committee to the extent the Board has delegated authority to the Committee) shall have full power and authority to interpret and construe the Plan and to establish and amend general rules and regulations for the administration of the Plan. The Board’s interpretation and construction of the Plan shall be conclusive and binding upon all persons. Administrative costs in connection with the Plan shall be paid by the Company.

     No member of the Board shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted thereunder.

     In addition to such other rights of indemnification as they may have as directors, the members of the Board acting pursuant to the provisions hereof in administering the Plan shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that a member or members of the Board acting hereunder is liable for negligence or misconduct in the performance of his duties, provided that within sixty (60) days after the initiation of such action, suit or proceeding, the members of the Board named in such action shall, in writing signed by such members, offer the Company the same opportunity, at its own expense, to handle and defend the same.

     Each option shall be evidenced by a written option agreement. Unless otherwise provided in the resolution approving such grant, the date on which the Board approves the granting of an option shall be considered the date on which such option is granted. The Board shall prescribe the terms of each option agreement, which terms shall not be inconsistent with the terms of this Plan; provided that any of the terms of an option agreement may be more restrictive or more limited as to an optionee than the terms set forth in the Plan.

     If the laws relating to non-qualified stock options are changed during the term of this Plan, the Board shall have the power to alter this Plan, in accordance with Section 12 hereof, to conform to such changes in the law. The Board shall have such authority without the necessity of obtaining further shareholder approval unless the changes require such approval.

3.     Eligibility.

     The individuals who shall be eligible to participate in the Plan shall be such Outside Directors of the Company or of any corporation (hereinafter called a “Subsidiary”) in which the Company has a proprietary interest by reason of stock ownership or otherwise (including any corporation in which the Company acquires a proprietary interest after the adoption of this Plan) but only if the Company owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in such corporation. More than one (1) option may be granted from time to time to any Outside Director. The holders of options shall not be or have any of the rights or privileges of a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an option unless and until certificates representing such shares shall have been issued by the Company to such holders.

4.     Stockholder Approval and Effective Date.

     This Amended and Restated 1991 Outside Directors Stock Option Plan shall become effective as of the date approved by the stockholders of the Company (the “Effective Date”). Subject to its termination pursuant to Section 12, the Plan shall remain in effect until all options granted hereunder shall have been exercised, earned, or distributed, or shall have expired or have been canceled; provided, however, that no options hereunder shall be granted after September 1, 2001.

5.     Shares Subject to the Plan.

     Subject to adjustment pursuant to Section 9, the total number of shares of common stock of the Company, $.01 par value (“Common Stock”), with respect to which awards may be granted hereunder shall not exceed 507,000.

     Should any option granted under this Plan expire or terminate unexercised, in whole or in part, the shares of Common Stock formerly subject to such option shall again be available for grant under the Plan. Shares granted or issued hereunder may be authorized but unissued Common Stock or shares reacquired by the Company and held in its treasury, as may from time to time be determined by the Board.

6.     Stock Options.

     All stock options granted hereunder shall have the following terms and conditions:

     (a) Number of Shares. On April 8, 1991, each of the six Outside Directors serving as such on such date was granted an option to purchase 12,000 shares of Common Stock (the “Prior Options”), which Prior Options were evidenced by option agreements and ratified by the stockholders of the Company. On October 1, 1992, and October 1, 1993, each Outside Director serving as such on such date was granted an option to purchase 10,000 shares of Common Stock at the then-current fair market value. On October 1, 1994 and on October 1 of each of the two years following such date, each of the seven Outside Directors, if serving as such on such date, shall be granted an option to purchase 15,000 shares of Common Stock, subject to the terms and conditions of this Plan and the applicable stock option agreement.

     (b) Option Price. The option price shall be not less than Fair Market Value, as defined in Section 11(a) hereof, for each share of Common Stock on the date of grant of the Option. The option price of the options granted on April 8, 1991, October 1, 1992, and October 1, 1993 was $4.0625, $6.4375, and $11.50 per share of Common Stock, respectively, which represents the Fair Market Value of the Common Stock on such date. The option price of the options described in the third sentence of Section 6(a) shall be Fair Market Value of the Common Stock on the October 1 on which the option is granted.

     (c) Exercise of Stock Options. An option granted hereunder may be exercised no sooner than as follows:

Exercise Date	Number of Shares
(1) One (1) year from the date of grant	up to 25% of the total optioned shares
(2) Two (2) years from the date of grant	up to an additional 25% of the total optioned shares

Exercise Date	Number of Shares
(3) Three (3) years from the date of grant	up to an additional 25% of the total optioned shares
(4) Four (4) years from the date of grant	up to an additional 25% of the total optioned shares

     In no event may an option be exercised or shares be issued pursuant to an option if any necessary listing of the shares on a stock exchange or any necessary registration under state or Federal securities laws has not been accomplished.

     (d) Exercise Procedures. A stock option shall be exercised by delivery of written notice of exercise to the Secretary of the Company and payment of the full option price of the shares for which the option is being exercised. The option price may be paid:

     (1) in cash or by check payable to the order the Company, or

     (2) through the delivery of shares of Common Stock owned by the optionee, with an aggregate fair market value on the date of exercise equal to the option price, or

     (3) by a combination of (1) and (2) above.

     The Board may impose such limitations and prohibitions on the use of shares of Common Stock to exercise an option as it deems appropriate.

     (e) Period of Options. The Board shall prescribe in each written agreement the period during which a stock option may be exercised; provided, however, that no stock option shall be granted for a period of longer than ten years.

7.     Termination of Employment.

     In the event an optionee shall cease to be an Outside Director of the Company, the unexercised portions of such optionee’s options which are eligible to be exercised as of the date of termination in accordance with this Plan may be exercised within three (3) months after such date of termination; provided however, that, unless the terms of the option agreement expressly provide otherwise, the option shall be exercisable as follows in the event of death, disability or retirement:

     (a) Death. In the event of death while serving as an Outside Director, all installments of options granted, including without limitation those not then otherwise exercisable under Section 6(c) hereof, shall accelerate and be exercisable in full for a period of twelve (12) months after the optionee’s death or until expiration of the option term (if sooner), by the optionee’s estate or personal representative, or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the optionee’s death.

     (b) Retirement or Disability. In the event of termination of the optionee’s directorship as the result of retirement or disability, the option shall accelerate and may be exercised in full for a period of twelve (12) months after such termination or until expiration of the option term (if sooner). For the purposes of this Plan, the “retirement” of an optionee shall be deemed to be retirement after qualification therefor pursuant to a retirement plan or retirement policy of the Company. Also, for the purposes of this Plan, the “disability” of an optionee shall be deemed to occur whenever an optionee is rendered permanently unable to perform his duties for the Company on a full-time basis, as a result of personal injury, disability or illness.

8.     Change or Control.

     In the event of any extraordinary corporate proceeding affecting the Company (as determined by the Board), pursuant to which the Company is not to survive immediately following such proceeding, and/or which results in a change of control of the Company (by merger, consolidation, sale or acquisition of assets or stock or otherwise), all unmatured installments of outstanding options shall automatically be accelerated and exercisable in full without regard to the installment provisions of subsection 6(c) hereof.

9.     Adjustments.

     If at any time while the Plan is in effect or unexercised options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

     (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

     (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each option previously granted, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate exercise price.

     Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding options granted under the Plan.

     Without limiting the generality of the foregoing, the presence of outstanding options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (2) any merger or consolidation of the Company; (3) any issuance by the Company of debt securities or preferred or preference stock which would rank above the shares of Common Stock subject to outstanding options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise. Provided further, again without limiting the generality of the foregoing, in the event of the complete sale or dissolution of the Company by reason of liquidation, merger, sale, reorganization, or other similar event, the Board, in its sole discretion, may give written notice to the optionees that any options granted pursuant to this Plan and remaining unexercised shall be deemed canceled at the time the event in question occurs and the optionees shall be entitled to purchase during the thirty (30) day period preceding the effective date of such event all of the shares of Common Stock subject to such options, without regard to or limitation by any other provisions of this Plan, and provided further, again without limiting the generality of the foregoing, that the Plan shall terminate upon the substitution of another plan for the Plan or the assumption of the Plan by a corporation other than the Company, provided that any shareholder approval required with respect to such substitution or assumption is given within the time limits prescribed therefor.

10.     Options in Substitution for Stock Options Granted by Other Corporations.

     Stock options may be granted under the Plan from time to time in substitution for such options held by outside directors of a corporation that becomes a Subsidiary due to the acquisition by the Company or a Subsidiary of stock of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in Section 6 of this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

11.     Miscellaneous Provisions.

     The following provisions shall apply hereunder:

     (a) Fair Market Value. For the purposes of this Plan, “fair market value” of the Company’s shares of Common Stock shall be (i) the closing price per share on any stock exchange or on the National Market System of the NASDAQ on which the Common Stock is traded, or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.

     (b) No Right to Continue Directorship. Nothing in the Plan or in any option confers upon any Outside Director the right to continue as a director of the Company or interferes with or restricts in any way the right of the Company to remove any Outside Director at any time.

     (c) Stockholders’ Rights. The holder of a stock option shall have none of the rights or privileges of a stockholder except with respect to shares which have been issued.

     (d) Tax Requirements. The Company shall have the right to deduct from all amounts hereunder paid in cash, any Federal, state or local taxes required by law to be withheld with respect to such cash payments. The Outside Director receiving shares issued upon exercise of any stock option shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to or concurrent with the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock which the Outside Director owns or is entitled to receive after payment of the option price, which shares have an aggregate fair market value equal to the required withholding payment, or any combination thereof.

     (e) Government Regulations. Notwithstanding any of the provisions hereof, or of any written agreements evidencing options granted hereunder, the obligation of the Company to sell and deliver shares shall be subject to all applicable laws, rules and regulations and to such approvals by any government agencies or national securities exchanges as may be required. The Outside Director shall agree not to exercise any stock option, and the Company shall not be obligated to issue any shares, if the exercise thereof or if the issuance of             shares shall constitute a violation by the Outside Director or the Company of any provision of any law or regulation of any governmental authority. Notwithstanding anything in this Plan to the contrary, this Plan will be administered so as to maintain the Plan as an eligible plan under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

     (f) Benefit Plan Computations. Any benefits received or amounts paid to an Outside Director with respect to any option granted under the Plan shall not affect the level of benefits provided to or received by any Outside Director, or the Outside Director’s estate or beneficiary pursuant to any employee benefit plan of the Company which is otherwise applicable to the Outside Director.

     (g) Nontransferability of Option. No option granted hereunder may be sold, transferred, pledged or disposed of otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended. A stock option may be exercised during the Outside Director’s lifetime only by the Outside Director to whom granted, or his guardian in the event of his disability, or such other person as described in Section 7(a) hereof in the event of his death.

     (h) Employment. Employment by the Company as an Outside Director shall be deemed to include employment by a Subsidiary as an Outside Director. The Board shall have the authority to determine whether or not an optionee has terminated his outside directorship with the Company.

     (i) Investment Intent. The Company may require that there be presented to and filed with it by any optionee(s) under the Plan, such evidence as it may deem necessary to establish that the options or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

12.     Suspension, Termination or Amendment of the Plan.

     The Board may, insofar as permitted by law, from time to time, suspend or terminate the Plan or amend the Plan in any respect; provided, however, that without the approval of the stockholders, or except as to adjustments provided for in Section 9 hereof, no such amendment shall materially modify the eligibility requirements under the

Plan, increase the number of shares which may be granted under the Plan, change the class of eligible non-employee directors, or materially increase benefits accruing to Outside Directors under the Plan; and provided, further, that no such amendment shall, without an Outside Director’s consent, adversely affect the Outside Director’s rights with respect to any outstanding option. Notwithstanding the above, however, Section 6(a) and Section 6(b) shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

13.     Amendment and Restatement.

     On the Effective Date and, subject to the approval of each holder of the Prior Options, the plan evidenced by the grant of the Prior Options shall be amended and restated as herein provided and such Prior Options shall be subject to the terms of this Plan. Until the Effective Date, the Prior Options and the plan under which such Prior Options were granted shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed on the 26th day of September, 1994, by its President and Secretary pursuant to prior action taken by its Board of Directors to be effective upon approval of the Plan by the affirmative vote of a majority of the stockholders at a duly constituted meeting thereof.

By: /s/ Gary D. Owens Gary D. Owens President and Chief Executive Officer
Attest:
/s/ Robert P. Brindley Robert P. Brindley, Secretary